SPECIMEN PREFERRED STOCK CERTIFICATE

                                    New York

(Certificate No)                                            (Certificate Amount)


                                        THE   SECURITIES   REPRESENTED  BY  THIS
                                        CERTIFICATE  HAVE  NOT  BEEN  REGISTERED
                                        UNDER  THE  SECURITIES  ACT OF 1933,  AS
                                        AMENDED (THE "SECURITIES  ACT"), AND ARE
                                        "RESTRICTED   SECURITIES"   WITHIN   THE
                                        MEANING  OF RULE 144  PROMULGATED  UNDER
                                        THE SECURITIES  ACT. THE SECURITIES HAVE
                                        BEEN ACQUIRED FOR INVESTMENT AND MAY NOT
                                        BE SOLD OR TRANSFERRED WITHOUT COMPLYING
                                        WITH  RULE  144  IN  THE  ABSENCE  OF AN
                                        EFFECTIVE    REGISTRATION    OR    OTHER
                                        COMPLIANCE UNDER THE SECURITIES ACT.

                       Community Home Mortgage Corporation

                 1,000,000 SHARES OF PREFERRED STOCK AUTHORIZED
                                $0.01 PAR VALUE


                               (Shareholder Name)

(Share Amount)


              Community Home Mortgage Corporation - PREFERRED STOCK

Transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrener of the Certificate properly endorsed.


 COMMUNITY
   HOME
 MORTGAGE
CORPORATION
 PREFERRED
  STOCK

In Witness Whereof the duly authorizd officers of this Corporation has hereunto subscribed their names and caused the corporate Seal to be hereto afficed at ___________________this (DATE OF ISSUE)



IRA SILVERMAN, PRESIDENT                             DANIEL SILVERMAN, SECRETARY